EXHIBIT 23.7




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HFS Incorporated of our report dated April 25, 1996, relating to the financial statements of Avis, Inc. appearing in HFS's current Report on Form 8-K, as amended, dated August 29, 1996.




Price Waterhouse LLP
New York, New York
April 16, 1997